UNI-CARE, INC.

                         ------------------------------

                                     BYLAWS

                         ------------------------------

                                   ARTICLE I

                                    Offices

     Section 1. Reqistered Office.

     The registered office of the Corporation shall be 2134 North Clifton Avenue, Chicago, Illinois 60616.

     Section 2. Additional Offices.

     The Corporation may also have offices at such other places, both within and without the State of Illinois, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  Stockholders

     Section 1. Annual Meeting.

     Annual meetings of stockholders shall be held on the 1st day of May, if not a legal holiday, or, if a legal holiday, on the first secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetinqs.

     Special meetings of the stockholders, for any purpose, unless otherwise prescribed by law, shall be called by the President, the Chairman of the Board, a majority of the Board of Directors or the holders of thirty (30%) percent or more of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting unless any section of the Illinois Business Corporation Act (the "Act") otherwise provides. Such request shall state the purpose or purposes of the proposed meeting. No business other than that specified in the notice of meeting shall be transacted at any such special meeting.

     Section 3. Notice of Special Meetings.

     Written notice of a meeting, stating its place, date, and time and, if a special meeting, the purpose or purposes for which the meeting is called, or such other notice as shall be required by the Act shall be given to each stockholder at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days (unless a shorter period is required by law) before the meeting. Such notice shall be delivered, persnally or by mail, by or at the direction of the person or persons calling the meeting to each stockholder of record entitled to vote at such meeting. Notice of a meeting of stockholders need not be given to any stockholder who signs a waiver of notice, in person or by proxy, either before or after such meeting. A waiver of notice of meeting of stockholders shall specify the purpose of such meeting. Attendance of a stockholder at a meeting, in person or by proxy, shall of itself constitute a waiver of notice, except when the stockholder attends a meeting solely for the purpose of stating his objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. No act at any meeting of any Stockholders shall be deemed valid unless proper notice (as called for in this section) has been given to all Stockholders, both voting and nonvoting.

     Section 4. Place of Meetings.

     A meeting of stockholders for any purpose may be held at such place, within or without the State of Illinois, as the Board of Directors designates from time to time and as is stated in the notice of the meeting or in a duly executed waiver of notice. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation.

     Section 5. Record Date.

     In order that the Corporation may determine the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment, or who are entitled to receive payment of any dividend or other distribution, or so that the Corporation may make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for such determination. The date shall not be more than seventy (70) days nor less than ten (10) days before the date of the meeting or the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of this Article unless the Board of Directors fixes a new record date. The Board of Directors may, and if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting shall, fix a new record date for the adjourned meeting.

     Section 6. List of Stockholders.

     The officer in charge of the stock ledger of the Corporation, or the transfer agent or registrar, shall, after a record date is fixed, prepare and make, not later than the date on which notice of such meeting is given in accordance with Section 2 or 4 of this Article, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for the period beginning on the date on which notice of such meeting is given in accordance with Section 2 or 4 of this Article and continuing through the meeting, at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar, which place, if other than the registered office of the Corporation, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting or any adjournment thereof for which a new record date is not fixed during the whole time, and may be inspected by any stockholder who is present in person or by his duly authorized agent or attorney.

     Section 7. Presiding Officer; Order of Business.

     (a) Meetings of stockholders shall be presided over by the Chairman of the Board, or, if he is not present (or if there is none), by the President, or, if he is not present, by a Vice President, or, if none is present, by such person who may have been chosen by the Board of Directors. If none of these persons is present, a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

     (b) The following order of business, unless otherwise ordered at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

          (1) Call of the meeting to order.

          (2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

          (3) Presentation of proxies.

          (4) Announcement that a quorum is present.

          (5) Reading and approval of the minutes of the previous meeting.

          (6) Reports, if any, of officers.

          (7) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

          (8) Miscellaneous business or purposes for which meeting was called.

          (9) Adjournment.

     Section 8. Quorum; Adjournments.

     The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum, which is necessary to transact business at all meetings of the stockholders, except as otherwise provided herein, by law or by the Articles of Incorporation. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting. At any such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote in accordance with the provisions of
Section 2 and 4 of this Article, as the case may be.

     Section 9. Voting.

     (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy. Subject to the provisions of section 11 of this Article II and except as otherwise provided by law, each stockholder of record shall be entitled to one vote per share.

     (b) All matters shall be determined by a vote of a majority of the stockholders present in person or represented by proxy and voting on such matters.

     (c) Any vote requiring amendment to the Bylaws or for the payment of any dividends shall require a vote of three-fourths (3/4) of the stockholders present in person or represented by proxy in voting on such matters.

     (d) Except as otherwise provided, each outstanding, share, Class A Common Stock, shall be entitled to one vote on each matter submitted to a vote of the stockholders.

     Section 10. Proxies.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall confer authority to vote at any meeting, or any adjournment thereof, other than the next meeting to be held after the date on which such proxy was first sent or given. Except as provided by any section of the Act relating to irrevocable proxies, every proxy shall be revocable at the pleasure of the stockholder executing it. Revocation of a proxy may be effected by an instrument which by its terms revokes such proxy, or by a duly executed proxy bearing a later date.

     Section 11. Voting of Share by Certain Holders.

     (a) Shares held in the name of another corporation may be voted by such officers, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the president of such corporation may determine.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Share held in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     (c) Shares held in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     (d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (e) Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     (f) A minor may vote shares which stand of record in his name and may not thereafter disaffirm or avoid such vote.

     (g) Shares standing in the name of a partnership may be voted by any general partner. Shares standing in the name of a person as life tenant may be voted by such life tenant. Shares held jointly or as tenants in common by two or more persons may be voted by one such shareholder. Generally, where share are held jointly or as tenants in common by more than two persons, the act of a majority of those acting shall bind all such shareholders.

     Section 12. Cumulative Voting.

     At each election for members of the Board of Directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. Any stockholder intending to cumulate his votes, as herein provided, either shall give written notice of such intention to the President or other officer of the Corporation not less than forty-eight (48) hours before the time fixed for the meeting or shall announce his intention in such meeting before the voting shall commence. Such notice having been given, all stockholders entitled to vote at such meeting shall be entitled to cumulate their votes.

     Section 13. Action by Consent.

     Any action required or permitted, by law or the Articles of Incorporation, to be taken at any meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent, setting forth the action that was taken, shall be signed by the holders of all shares of capital stock of the Corporation issued and outstanding entitled to vote at a meeting. Such written consent shall be filed with the minutes of meetings of stockholders.

                                   ARTICLE III

                                   Directors

     Section 1. General Powers; Number; Tenure.

     The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful actions which are not by law, the Articles of Incorporation, these Bylaws or by agreement among stockholders directed or required to be performed by the stockholders. The number of directors shall be determined by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of the Article, and each director elected shall hold office until his successor is elected and qualifies. Directors need not be residents of the State of Illinois or stockholders of the Corporation.

     Section 2. Vacancies.

     Any vacancy in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualifies. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provision of these Bylaws, at which meeting such vacancies shall be filled. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of stockholders for that purpose.

     Section 3. Removal; Resignation

     (a) Except as otherwise provided by law, at a meeting of stockholders called expressly for that purpose, any director may be removed, with or without cause, by a vote of stockholders in which (i) stockholders holding a majority of the shares entitled to vote in an election of directors vote for his removal and
(ii) the number of votes voted against his removal would be insufficient to elect him under cumulative voting.

     (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Unless otherwise specified in such written notice, a resignation shall take effect upon its delivery to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

     Section 4. Place of Meetings.

     The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois.

     Section 5. Annual Meeting.

     The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 6. Regular Meetings.

     Additional regular meetings of the Board of Directors may be held without notice at such time and place as may from time to time be determined by the Board of Directors.

     Section 7. Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two (2) or more directors on seven (7) days' notice to each director, if such notice is delivered personally or sent by telegram, or on ten (10) days' notice, if sent by mail. Special meetings shall be called by the Chairman of the Board, the President, the Secretary or two (2) or more directors in like manner and on like notice on the written request of one-half or more of the directors then in office.

     Section 8. Notice.

     Notice of any regular meeting of the Board of Directors shall not be required to be given. Notice of any special meeting shall be in accordance with the above Article III, Section 7. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, or the purpose of, any regular or special meeting of the Board of Directors shall be specified in the notice or waiver of notice of such meeting.

     Section 9. Quorum; Adjournments.

     At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by law. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum until a quorum shall be present.

     Section 10. Compensation.

     Directors shall be entitled to such reasonable compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on any basis that is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

     Section 11. Action by Consent.

     (a) Action taken without a meeting by a majority of the Board of Directors, or by such larger vote as the Articles of Incorporation may require, shall be deemed an action of the Board of Directors if all directors execute, either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

     (b) If an otherwise valid meeting of the Board of Directors is held without call or notice where such is required, any action taken at such meeting shall be deemed ratified by a director who did not attend, unless after learning of the action taken and of the impropriety of the meeting, he makes prompt objection thereto.

     (c) Objection by a shareholder, director or committee member shall be effective only if written objection to the holding of the meeting or to any specific action so taken is filed with the Secretary of the Corporation, or such objection was duly recorded at the meeting.

     Section 12. Meetings by Telephone or Similar Communications.

     The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person by such director at such meeting.

     Section 13. Presumption of Assent.

     A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail, postage prepaid, return receipt requested, to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV

                                   Committees

     Section 1. Committees.

     The Board of Directors, by resolutions adopted by a majority of the whole Board of Directors, may appoint any committee or committees as it shall deem advisable, with the functions and duties as the Board of Directors shall prescribe.

     Section 2. Vacancies; Changes; Discharge.

     The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     Section 3. Compensation.

     Members of any committee shall be entitled to compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the corporation in any other capacity and from receiving compensation and reimbursement expenses for these other services.

     Section 4. Action by Consent.

     Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to the action is signed by all members of the committee and the written consent is filed with the minutes of its proceedings.

                                   ARTICLE V

                                    Officers

     Section 1. Designations.

     The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer (CEO), a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties as are set forty in these Bylaws or as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person.

     Section 2. Term of Office; Removal.

     The Board of Directors at its first regular meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer, elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office.

     Section 3. Compensation.

     The compensation of all officers of the Corporation shall be determined by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

     Section 4. Chief Executive Officer.

     The Chief Executive officer shall be a stockholder, or an officer or agent of a stockholder and shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board. He shall, if present, preside at all meetings of stockholders and of the Board of Directors. If, for any reason, there be no Chief Executive Officer, his duties shall devolve upon and be performed by the President.

     Section 5. President.

     The President, subject to the direction of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and executing thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

     Section 6. Vice Presidents.

     The Vice President (or the Vice Presidents, in the order designated or elected) shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation.

     Section 7. Secretary.

     The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall record all the votes and proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, shall keep a register of the post office address of each stockholder, shall sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it. When so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of it by his signature.

     Section 8. Assistant Secretary.

     The Assistant Secretary, if any (or the Assistant Secretaries, in the order designated elected), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 9. Treasurer.

     The Treasurer shall have the custody of the corporate funds and other valuable effects, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors., He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

     Section 10. Assistant Treasurer.

     The Assistant Treasurer, if any (or the Assistant Treasurers, in the order designated or elected), shall, in the absence of the Treasurer or in the event of his disability, perform, the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other power as may from time to time be prescribed by the Board of Directors.

                                   ARTICLE VI

                   Indemnification of Directors and Officers

     Section 1. Statutory Indemnification.

     The Corporation shall indemnify any director or officer of the Corporation to the fullest extent permitted by Business Corporations Act of the State of Illinois, or any successor statutory provision.

                                   ARTICLE VII

                Affiliated Transactions and Interested Directors

     Section 1. Conditions Under Which Affiliated Transactions Permitted and the Covenant not to Compete.

     (a) No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers shall have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

          (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     (b) Common interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes a contract of transaction described above.

     (c) Regardless of the forgoing nothing herein can be construed to permit any shareholder, director or officer to compete, participate in, be employed by or in any way affiliated with any corporation, partnership, business, group, or other entity whose business shall be the same or similar to that of the corporation.

                                  ARTICLE VIII

                               Stock Certificates

     Section 1. Form; Signatures.

     (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board, the President or any Vice President, and by the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such signatures and seal may be facsimile. A certificate may be manually signed by a transfer agent or registrar other than the Corporation or its employee but may be a facsimile. In case any officer who has signed a certificate, or whose facsimile signature was placed thereon, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     (b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted on them such notation to such effect as may be determined by the Board of Directors.

     Section 2. Registration of Transfer.

     Upon surrender to the Corporation or any transfer agent or registrar of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation or its transfer agent or registrar to issue a new certificate to the person entitled, to cancel the old certificate, and to record the transaction upon its books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancel led, except that in case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 3. Reqistered Stockholders.

     (a) Except as otherwise provided by law or these Bylaws, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, and to vote as the owner, and the Corporation may hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in the shares on the part of any other person.

     (b) If a stockholder desires that notices and/or dividends be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), that stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any), in writing, of that desire. The written notice shall specifythe alternative name or address to be used.

     Section 4. Lost, Stolen, Mutilated or Destroyed Certificates.

     The Board of Directors may direct a new certificate to be issued in place of any certificate already issued by the Corporation which is claimed to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate was lost, stolen, mutilated or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of the lost, stolen mutilated or destroyed certificate, or its legal representative, to advertise the same in the manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, mutilated or destroyed.

                                   ARTICLE IX

                               General Provisions

     Section 1. Dividends.

     Dividends on preferred stock may be declared by the Board of Directors in accordance with the Articles of Incorporation [as corrected or amended]. Dividends on common stock may be declared by the Board of Directors.

     Section 2. Reserves.

The Board of Directors shall have full power, subject to the provisions of applicable law and the Articles of Incorporation, to determine whether any and, if so, what part of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such fund or funds.

     Section 3. Fiscal Year.

     The fiscal year of the Corporation shall be determined from time to time by the Board of Directors.

     Section 4. Seal.

     The corporate seal shall have inscribed on it the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Illinois".

                                    ARTICLE X

                      Contracts, Loans, Checks and Deposits

     Section 1. Contracts.

     The Board of Directors may authorize any officer of officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans.

     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc.

     All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer of officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE XI

                                   Amendments

     Section 1. Majority of Stockholders or Directors May Amend.

     The stockholders and the Board of Directors shall have the power to make, amend, and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a three-fourths (3/4) of the voting stockholders at any regular or special meeting or by a vote of three-fourths (3/4) of the Board of Directors at any regular or special meeting.

                                   ARTICLE XII

                                 Miscellaneous

     Section 1. References to Gender and Number Terms.

     In construing these Bylaws, feminine or neuter pronouns shall be substituted for those masculine in form and visa versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

     Section 2. Headings.

     The Article and Section headings in these Bylaws are inserted for convenience only and are not part of these Bylaws.

     I, William Maricondia, of Unicare, Inc. (the "Corporation") do hereby certify that the foregoing is a true and correct copy of the Corporation's Bylaws as adopted by the stockholders of the Corporation on April 3, 1993.

     IN WITNESS WHEREOF I have set my hand and affixed the Corporate Seal of the Corporation, this the 3 day of April, 1993.


                                         /s/
                                        ------------------------------------
                                        Secretary



(corporate seal)